FIRST COMMERCE CORPORATION
1997 DIVIDEND AND INTEREST REINVESTMENT AND STOCK PURCHASE PLAN


                            ARTICLE I
                       PURPOSE OF THE PLAN

     The purpose of the 1997 Dividend and Interest Reinvestment and Stock Purchase Plan (the "Plan") of First Commerce Corporation (the "Company") is to provide the record holders (collectively, "Security Holders") of Company Common Stock, par value $5.00 per share (the "Common Stock"), the 12 3/4% Convertible Debentures due 2000, Series A of the Company (the "Series A Debentures") and the 12 3/4% Convertible Debentures due 2000, Series B of the Company (the "Series B Debentures") and any subsequently issued series or classes of stock or debt instruments as the Company Board of Directors (the "Board") may designate (collectively, "Securities") with a simple and convenient way of reinvesting dividend and interest payments for purposes of acquiring shares of Common Stock at such shares' current market price, without the payment of brokerage commissions, fees, service charges or other expenses. Participants may also contribute up to an additional $150,000 each year (an "Optional Cash Contribution") to the Plan for the purchase of shares of Common Stock at such shares' current market price, without the payment of brokerage commissions, fees, service charges or expenses other than a nominal charge for processing Optional Cash Contributions by electronic debit. Capitalized terms in this Plan that are not defined in this paragraph shall have the meanings given them in Article X hereof.


                            ARTICLE II
          ENROLLMENT, DEPOSIT, INVESTMENT, AND DIVIDEND
                  AND INTEREST PAYMENT ELECTIONS

     Section  2.1.   Enrollment.   (a)  Any Record Security
Holder may elect to participate in the Plan by completing and returning to the Administrator a completed enrollment form designating the Record Securities of such Record Security Holder that shall be Participating Securities and, if so desired by such Record Security Holder, submitting for deposit under the Plan one or more certificates for shares of Common Stock to the Administrator accompanied by such documentation as the Administrator may require. Such Person's participation will be effective immediately upon the Administrator's receipt of such enrollment form and any other documentation required. The Administrator shall send to any such Record Security Holder who deposits shares of Common Stock under the Plan in connection with enrollment a statement of account as soon as practicable after such deposit. A Street Name Beneficial Owner may not participate in the Plan. A Street Name Beneficial Owner may become a Record Security Holder eligible to participate in the Plan by obtaining the registration of Securities in such Person's name. A Participant may at any time increase or decrease the number or principal amount of Record Securities that will be Participating Securities by completing and delivering to the Administrator a revised enrollment form, and such modification will be effective immediately upon the Administrator's receipt of such revised enrollment form. If a Participant elects on an enrollment form that all Record Securities of such Participant shall be Participating Securities, all Record Securities subsequently acquired by such Participant will also be Participating Securities.

          (b) Any Person participating in the Predecessor Plan as of the date that the Plan becomes effective will be enrolled in the Plan automatically, without submitting an enrollment form. All Participating Securities of a Participant under the Predecessor Plan will automatically be deemed to be Participating Securities under the Plan and all shares of Common Stock attributable to a Predecessor Plan Participant under the Predecessor Plan will automatically be deemed to be Plan Shares, without regard to whether the Participant submits certificates for such shares to the Administrator, and, to the extent any such shares are held by the Predecessor Plan agent under the terms of the Predecessor Plan, they will be delivered to the Administrator and credited to the Plan Account of the applicable Participant.

          (c)  Any Person who is a transferee  of a Participant
may  elect  to  participate  in  the  Plan  by  submitting   an
enrollment  form and otherwise complying with the provisions of
Section 4.2.

          (d) Notwithstanding the foregoing, the Company and the Administrator retain the right to reject an enrollment application of a former Participant whose Plan Account was terminated pursuant to Section 4.5.

     Section 2.2. Optional Deposits of Common Stock. (a) After the establishment of a Plan Account as provided in
Section 2.1, a Participant may at any time deposit free of charge shares of Common Stock held in a Record Account over which such Participant has dispositive authority into such Participant's existing Plan Account by delivering the certificates representing such shares and such documentation as the Administrator may require. The Administrator shall send to a Participant a statement of account as soon as practicable after the deposit of shares of Common Stock under the Plan for such Participant. A Street Name Beneficial Owner may not deposit shares of Common Stock with the Administrator under the Plan. A Street Name Beneficial Owner may become a Record Security Holder eligible to participate in the Plan and thereby be able to deposit shares of Common Stock with the Administrator under the Plan by obtaining the registration of such shares in such Person's name and then following the procedures set forth in Section 2.1. Nothing contained herein shall be construed to prohibit any Street Name Beneficial Owner or Record Security Holder from participating in the direct registration system for any of the Securities, whereby a Person may be registered on the books of the Company as the owner of a Security without the issuance of a certificate or instrument evidencing such registration or ownership.

          (b) A Participant or a Plan applicant delivering certificates to the Administrator in connection with depositing shares of Common Stock into such person's existing Plan Account or a Plan Account to be established for such person is eligible for insurance free of charge against the loss of such certificates, provided such person submits such certificates to the Administrator by first class mail in brown, pre-addressed envelopes supplied by the Administrator. The maximum protection provided by such insurance is the lesser of $25,000 or the current market value of the shares of Common Stock represented by such certificates. Claims for such insurance must be submitted to the Administrator by a Participant or a Plan applicant within thirty calendar days after the date that the subject certificates were mailed to the Administrator, and, if the claimant is a Plan applicant, such claimant must also enroll in the Plan in conjunction with the processing of such person's insurance claim. Any Participant or Plan applicant who elects to forego such insurance coverage by not following the aforementioned procedures should nevertheless mail certificates for shares of Common Stock to be deposited under the Plan to the Administrator at the address furnished by the Administrator and obtain from a third party insurance against the loss of such certificates in an amount equal to the greater of $20 or the current market value of the shares of Common Stock represented by such certificates.

     Section 2.3. Optional Cash Investments. A Participant may elect to make an initial Optional Cash Investment upon enrolling in the Plan by means of a personal check or money order payable in United States dollars to the Plan Administrator. Subsequent to enrollment, a Participant may elect to make occasional or ongoing Optional Cash Investments in the Plan for the purchase of additional Plan Shares by means of a cash payment form that is attached to statements of account prepared by the Administrator for such Participant, or by electronic debit under Section 2.4 to the Administrator; provided, however, that any Optional Cash Contributions must be accompanied by, or in the case of electronic debits, preceded by, documentation acceptable to the Administrator. Ongoing Optional Cash Investments by means of a cash payment form may be made no more frequently than once each calendar week; ongoing Optional Cash Investments by electronic debit may be made no more frequently than as set forth in Section 2.4. Any Participant who elects to make Optional Cash Investments must invest at least $50 for any single Optional Cash Investment. In any calendar year, the sum of all Optional Cash Investments made that year by a Participant shall not exceed $150,000.

     Section 2.4. Optional Cash Investments by Electronic Debit. A Participant may elect to transmit Optional Cash Contributions for Optional Cash Investments to the Administrator by means of electronic debit from such Participant's bank account designated for this purpose, provided the Participant completes and delivers to the Administrator a valid and usable Automatic Deduction Form, which will become effective as promptly as practicable after receipt thereof by the Administrator. A Participant may any time thereafter change such election by completing and delivering a revised valid and usable Automatic Deduction Form, which will become effective as promptly as practicable after receipt thereof by the Administrator. Each electronic debit permitted by this Section 2.4 must be a minimum of $50 in amount. A Participant making one or more Optional Cash Investments by electronic debit will be charged by the Administrator a fee, which will initially be $2, for each such electronic debit. Such electronic debits may be occasional or periodic, provided all periodic electronic debits must be made, at the election of such Participant, in accordance with the limitations established by the Administrator from time to time. Until otherwise established by the Administrator, a Participant may elect that all such periodic electronic debits will be made on a monthly basis on either the first or the fifteenth day of each month or on a bi-monthly basis on the first and fifteenth day of each month: provided that, if any such day is not a Business Day, such debit will be made on the first Business Day following such day. Funds provided by an electronic debit will be used by the Administrator to make Optional Cash Investments generally on the Investment Date that is within five Business Days after the date of such debit. In the event that at any time the designated electronic transfer route or bank account proves unusable for any reason, the Administrator shall so advise the Participant of the failed transmission and of the Administrator's resulting inability to execute the transaction requested.

     Section 2.5. Dividend and Interest Payment Method. Dividends and Interest paid in respect of all Participating Securities will be reinvested in shares of Common Stock and credited as Plan Shares to the appropriate Plan Accounts pursuant to the provisions of the Plan. Dividends and Interest paid in respect of a Participant's Securities that are not Participating Securities shall be paid by means of a check delivered to such Participant's address of record by first class mail unless such Participant elects that such Dividends and Interest be sent by electronic fund transfer to such Participant's bank account designated for this purpose by completing and delivering to the Administrator a valid and usable Automatic Deposit Form. A Participant may change the designated bank account by completing and delivering a revised valid and usable Automatic Deposit Form to the Administrator. In the event that the designated electronic fund transfer route or bank account identification proves unusable for any reason, the Administrator shall send a check for the subject Dividend or Interest by first class mail to the Participant's address of record with an advice of the failed transmission and of the resulting inability to execute the deposit of Dividend or Interest funds.

     Section 2.6. Conversion of Securities. Shares of Common Stock issued to a Participant upon the conversion by such Participant of convertible Securities shall not be deemed to be Participating Securities unless such Participant has elected that all Record Securities of such Participant will be Participating Securities or unless such Participant submits to the Administrator a revised enrollment form designating such shares of Common Stock as Participating Securities.


                           ARTICLE III
                 COMMON STOCK PURCHASE PROCEDURES

     Section 3.1 Source of Common Stock. All Dividends, Interest and Optional Cash Contributions shall be invested in either (i) Directly Issued Common Stock or (ii) in Common Stock purchased in the Open Market, as determined by the Company. The Company may not change such determination as to the source of the shares purchased more than once every three months nor in the absence of a documented determination by the Board or the chief financial officer of the Company that the need of the Company to raise additional capital has changed or that there is another valid reason for such change, unless counsel for the Company advises the Company that compliance with such requirements is no longer necessary or advisable under the federal securities laws.

     Section 3.2. Optional Cash Investments. (a) For an Investment Date with respect to which the Company elects to sell Directly Issued Common Stock to the Plan, the Company shall issue to the Administrator upon the Company's receipt of the funds described herein an integral number of shares of Common Stock equal to (i) the amount of Optional Cash Contributions held by the Administrator on such Investment Date that do not comprise any Ineligible Funds, divided by (ii) the Company Purchase Price for such Investment Date. The Administrator shall credit to the Plan Account of each investing Participant for such Investment Date the number of Book Shares that represents the Participant's proportionate interest, as calculated in the preceding sentence, in the Common Stock so purchased.

          (b) For an Investment Date with respect to which the Company elects to effect the Optional Cash Investments through purchases of shares of Common Stock in the Open Market, the Administrator shall, if it is an Independent Agent, or shall cause an Independent Agent to, purchase an integral number of shares of Common Stock in the Open Market equal to (i) the amount of Optional Cash Contributions held by the Administrator on such Investment Date that do not comprise any Ineligible Funds, divided by (ii) the Market Purchase Price with respect to such Investment Date. The Administrator shall credit to the Plan Account of each investing Participant for such Investment Date the number of Book Shares that represents the Participant's proportionate interest, as calculated in the preceding sentence, in the Common Stock so purchased.

     Section 3.3. Dividend Reinvestment and Interest Reinvestment. (a) On or before each dividend payment date or interest payment date for a Security, pursuant to its established practice, the Company shall remit to the Administrator the Reinvestment Fund for such dividend payment date or interest payment date with respect to Participating Securities to be invested in either (i) Directly Issued Common Stock or (ii) Common Stock purchased in the Open Market, as determined by the Company in accordance with Section 3.1.

          (b) For a dividend payment date or an interest payment date with respect to which the Company elects to sell Directly Issued Common Stock to the Plan to effect a Dividend Reinvestment or an Interest Reinvestment, the Company shall issue to the Administrator an integral number of shares of Common Stock equal to (i) the amount of the Reinvestment Fund for such dividend payment date or interest payment date that does not comprise any Ineligible Funds, divided by (ii) the Company Purchase Price for such dividend payment date or interest payment date. The Administrator shall credit to the Plan Account of each Participant with Participating Securities in regard to which a portion of such Dividend or Interest was paid the number of Book Shares that represents the subject Participant's proportionate interest, as calculated in the preceding sentence, in the Common Stock so purchased.

          (c) For a dividend payment date or an interest payment date with respect to which the Company elects to effect the Dividend Reinvestment or Interest Reinvestment through purchases of shares of Common Stock in the Open Market, the Administrator shall, if it is an Independent Agent, or shall cause an Independent Agent to, purchase an integral number of shares of Common Stock in the Open Market equal to (i) the amount of the Reinvestment Fund for such dividend payment date or interest payment date that does not comprise any Ineligible Funds, divided by (ii) the Market Purchase Price with respect to such dividend payment date or interest payment date. The Administrator shall credit to the Plan Account of each Participant with Participating Securities in regard to which a portion of such Dividend or Interest was paid the number of Book Shares that represents the Participant's proportionate interest, as calculated in the preceding sentence, in the Common Stock so purchased.


                            ARTICLE IV
             SALES, GIFTS, TRANSFERS, AND WITHDRAWALS

     Section 4.1. Sales of Plan Shares. A Participant may request, at any time, that all or a portion of the whole shares of Common Stock allocable to such Participant's Plan Account be sold by delivering or making to the Administrator a completed Transaction Request and, with respect to Plan Shares that are Certificated Shares, delivering to the Administrator the certificates representing such Plan Shares and such other documentation as the Administrator may require. If it is not an Independent Agent, the Administrator shall forward sale instructions for such Plan Shares to the Independent Agent. The Administrator shall, if it is an Independent Agent, or shall cause an Independent Agent to sell such Plan Shares in the Open Market as soon as feasible at its discretion on any one day on which the Common Stock is traded on the Open Market. The Administrator shall, if it is an Independent Agent, or shall cause an Independent Agent to sell such Plan Shares pursuant to the provisions of Section 5.5 and in accordance with general commercial law, stock transfer requirements, and federal and state securities laws. Promptly after the placement of the order to sell such Plan Shares on the Open Market, the Administrator shall send by first class mail to the address of record of such Participant a transaction notice for such sale. As soon as practicable following the receipt of proceeds from the sale of such Plan Shares but no later than thirty days after its receipt of the sale Transaction Request, the Administrator shall send by first class mail to the address of record of such Participant a statement of account and a check payable in an amount equal to the total number of such Plan Shares sold multiplied by the Market Sale Price for such Plan Shares, less any applicable deductions and withholdings required by law. Fractional Plan Shares of a Participant may be sold in accordance with the provisions of Section 4.4 only if the selling Participant is withdrawing completely from Plan participation or the provisions of Section 4.5 only if such Participant's Plan Account is being terminated and such Participant has elected to sell such Participant's Plan Shares in connection therewith.

     Section 4.2. Transfers of Shares. A Participant may elect to transfer by gift or private sale to the Plan Account of another Participant or to the Plan Account to be established for a Person in conjunction with such transfer (a) any number of Plan Shares or (b) any number of Certificated Shares that are not Participating Securities over which the Participant has dispositive authority. Unless the Administrator is instructed otherwise, all shares so transferred shall be credited to the appropriate transferee Plan Account as Book Shares. Fractional Plan Shares may be transferred from one Plan Account to another Plan Account only if the transferor Participant is withdrawing completely from Plan participation. Such transfer may be effected by the Participant by delivering to the Administrator a completed Transaction Request, any necessary transferee enrollment form, certificates for any Certificated Shares being transferred and any other documentation as the Administrator may require. As soon as possible after such transfer, the Administrator shall send by first class mail a statement of account to each transferor and transferee for such transaction. If the transferee is already a Participant as of the date on which Plan Shares are credited under this Section 4.2 to such Participant's Plan Account, the payment of Dividends allocable to such transferred Plan Shares shall be made according to the instructions previously provided by the transferee for such Participant's Plan Account. If the transferee is not already a Participant as of the date on which Plan Shares are credited under this Section 4.2 to such Participant's Plan Account, the Administrator shall open a Plan Account in the name of the transferee using the information provided by the transferee in such Person's enrollment form, and the Administrator shall send the transferee a Prospectus and any related documentation as soon as reasonably practicable, whereupon the transferee will be eligible to submit Optional Cash Contributions to the Plan.

     Section 4.3. Classification of Record Shares. If a Participant has elected that a portion, but not all, of such Participant's Record Shares shall be Participating Securities and such Participant subsequently sells, gives, or transfers fewer than all such Participant's Record Shares, non-Participating Securities will be deemed to have been sold, given, or transferred prior to any Participating Securities, unless such Participant instructs the Administrator otherwise.

     Section 4.4. Withdrawal from Plan Participation. If a Participant elects to withdraw partially or completely from Plan participation, the Administrator shall transfer or reclassify all whole shares of Common Stock allocable to such Participant's Plan Account and subject to such election to a Record Account for such Participant. The Administrator shall send by first class mail a statement of account and any certificates for such whole shares of Common Stock to such Participant's address of record as soon as practicable, but in no event later than thirty days after receipt of such Participant's election. In connection with any such request to withdraw from Plan participation, any fractional Plan Share will be sold in the open market as soon as practicable after the Administrator receives such Participant's election. As soon as practicable, but in no event later than thirty days after the receipt of such Participant's election, the Administrator shall also send by first class mail to the address of record of such Participant a check payable in an amount equal to a proration of the Market Sales Price applicable to such fractional Plan Share, less any applicable deductions and withholdings required by law; provided, however, that a Participant will not be charged any Administrator processing fee if whole Plan Shares of such Participant are not sold in connection therewith. In the event, however, that the Participant requests to sell or transfer all or a portion of the Common Stock allocable to such Participant's Plan Account upon withdrawal from the Plan, the relevant provisions of Sections 4.1 and 4.2 will apply to such sales or transfers, respectively. In the event that the Administrator receives such Participant's election to withdraw on or after the dividend record date or interest record date for a Dividend or Interest payment but prior to the dividend payment date or interest payment date with respect thereto, the Administrator may, in its sole discretion, either reinvest such Dividend or Interest in shares of Common Stock for the benefit of such Participant prior to processing such withdrawal or pay such Dividend or Interest to such Participant by means of a check delivered to such Participant's address of record by first class mail.

     Section  4.5.   Termination  of  Plan Participation.   The
Company or the Administrator may, in their discretion, terminate a Participant's participation in the Plan at any time and will do so if a Participant's continued participation is not considered to be in the best interests of the Company. The objective of the Plan is to encourage long-term investment by allowing Security Holders to accumulate Common Stock over a long period of time, thus providing benefits to Security Holders and the Company. Excessive activity in a Participant's account does not serve this objective and may cause the Company or the Administrator to terminate the eligibility of a Participant and such Participant's Plan Account. The Company or the Administrator may terminate a Participant's Plan Account by sending by first class mail to the address of record of such Participant written notice of termination. In connection therewith, the Administrator shall transfer or reclassify all whole shares of Common Stock allocable to such Participant's Plan Account to a Record Account for such Participant. The Administrator shall send by first class mail a statement of account and any certificates for such whole shares of Common Stock to such Participant's address of record within thirty days of such termination. In connection with any such termination, any fractional Plan Share will be sold in the open market as soon as practicable after the date of such termination. As soon as practicable, but in no event later than thirty days after such termination, the Administrator shall also send by first class mail to the address of record of such Participant a check payable in an amount equal to a proration of the Market Sales Price applicable to such fractional Plan Share, less any applicable deductions and withholdings required by law; provided, however, that a Participant will not be charged any Administrator processing fee if whole Plan Shares of such Participant are not sold in connection therewith. In the event, however, that the Participant requests to sell or transfer all or a portion of the Common Stock allocable to such Participant's Plan Account upon such termination, the relevant provisions of Sections 4.1 and 4.2 will apply to such sales or transfers, respectively.

     Section 4.6. Pledge of Plan Shares. A Participant may not pledge Book Shares until such Participant has obtained from the Administrator one or more certificates for such shares of Common Stock pursuant to the provisions of Section 5.7. All Plan Shares pledged by a Participant shall continue to be Participating Securities, unless such Participant instructs the Administrator otherwise.

                            ARTICLE V
               INVESTMENT PROCEDURES AND ACCOUNTING

     Section 5.1. Registration of Common Stock Under the Plan. All shares of Common Stock purchased by the Administrator for the Plan shall be registered on the stock records of the Company in the name of the nominee of the Administrator. A Participant may at any time submit Certificated Shares for safekeeping by the Administrator. The certificates representing such Certificated Shares shall be cancelled, and such shares shall be credited to such Participant's Plan Account as Book Shares. Any remaining Certificated Shares of such Participant that are also Participating Securities shall remain registered on the Company's shareholder records in the name of the Participant.

     Section 5.2. Commingling of Assets. For the purpose of making, or causing to be made, purchases and sales of Common Stock for the Plan, the Independent Agent shall be entitled to commingle each Participant's funds or the Common Stock held on behalf of a Participant with the funds or Common Stock, respectively, held on behalf of all other Participants.

     Section 5.3. Statement of Account. The Administrator shall send to each Participant a statement of account as soon as practicable after any purchase of shares of Common Stock under the Plan for such Participant. Such statements of account shall be in addition to other statements of account to be delivered pursuant to the provisions of other sections of this Plan. A Participant may also request from the Administrator duplicate statements of account. A Participant making such request shall be charged by the Administrator a fee, which will initially be $5, for each such statement of account that is two or more years old, not to exceed a certain amount, which will initially be $25, for a single request for statements covering more than one year.

     Section 5.4. Stock Splits, In-Kind Distributions, and Rights Offerings. Any shares of Common Stock distributed as an in-kind distribution or stock split on Plan Shares shall be credited as Book Shares to the Plan Accounts of the respective Participants in proportion to the Plan Shares held in such Participants' Plan Accounts, respectively. Any rights distributed in respect of the Common Stock that are deemed to be attached to the Common Stock shall attach to all Plan Shares, including fractional Book Shares, and shall be allocated to the Plan Accounts of the respective Participants in proportion to the Plan Shares held in such Participants' Plan Accounts, respectively, and shall be held in the same form as the Certificated Shares or Book Shares as to which such rights relate, respectively. All communications in respect of such rights shall be distributed to the Participants pursuant to Section 6.2 hereof. To exercise any such rights attached to any Book Shares credited to the Plan Account of any Participant, such Participant must first request certificates pursuant to Section 5.7 for the Plan Shares associated with such rights and then exercise the rights in accordance with the procedures for Record Security Holders applicable to such rights.

     Section 5.5. Timing of Investments and Sales. (a) The Administrator shall, if it is an Independent Agent, or shall cause an Independent Agent to sell Common Stock allocable to any Plan Account as soon as practicable following the Administrator's receipt of a direction from a Participant to do so, except when deferral is necessary under applicable federal or state securities laws or regulations.

          (b) The Administrator shall, if it is an Independent Agent, or shall arrange with the Independent Agent to purchase Common Stock for the Plan at least once each calendar week if there are any outstanding Optional Cash Contributions not yet invested. The Administrator shall arrange for purchase of Common Stock with a Reinvestment Fund no later than thirty days after the relevant dividend payment date or interest payment date, and, for Optional Cash Contributions, no later than thirty-five days after the Administrator's receipt thereof, except in each case when deferral is necessary to comply with applicable federal or state securities laws or regulations. Any Dividends or Interest not invested in Common Stock within thirty days of the relevant dividend payment date or interest payment date and any Optional Cash Contributions not invested in Common Stock within thirty-five days after receipt thereof by the Administrator shall be promptly returned by first class mail to the address of record of each relevant Participant. No interest shall be paid on Dividends, Interest, or Optional Cash Contributions held pending investment or return to the relevant Participant.

     Section 5.6. Timely Receipt of Instructions. (1) If prior to a scheduled Investment Date the Administrator receives from a Participant an instruction not to invest all or any portion of an Optional Cash Contribution previously delivered by such Participant to the Administrator, such Optional Cash Contribution will not be invested in Common Stock and will be returned by first class mail to the address of record of such Participant as soon as practicable but no later than thirty-five days after receipt thereof by the Administrator.

          (2) If on or before a Record Date the Administrator receives from a Participant instructions to change a Dividend or Interest payment method for such Participant, the revised payment method will be implemented beginning with such Record Date.

          (3) If the Administrator receives from a Participant instructions to transfer Plan Shares of such Participant on or after an Ex-Dividend Date but before the related dividend payment date, or if a transfer occurs on or after an Ex-Dividend Date but before the related dividend payment date, any such transfer shall be processed without Dividend rights to the transferee of such Plan Shares. As soon as practicable following the receipt of the Dividend allocable to such Plan Shares, the Administrator shall reinvest the Dividend for the benefit of the transferor Participant and, if the transferor Participant has withdrawn from Plan participation, the Plan Shares so purchased with the Dividend shall be sold in accordance with the provision of Section 4.1 of the Plan for the benefit of the transferor Participant.

     Section 5.7. Requests for Certificates. A Participant may, at any time or from time to time, submit a Transaction Request to receive one or more certificates for all or a portion of such Participant's whole Book Shares. Such shares of Common Stock shall remain Plan Shares. Certificates for such shares of Common Stock will be delivered to such Participant's address of record within thirty days of receipt of such Transaction Request.

     Section 5.8. Fractional Plan Shares. Fractional Plan Shares shall be recorded as Book Shares. Fractional Plan Shares will not have voting rights but will accrue Dividends on a proportionate basis. Fractional Plan Shares of a Participant will not be liquidated except upon complete withdrawal by such Participant from the Plan or the termination of the Plan.

     Section 5.9. Company Participation. If a Participant should deliver an Optional Cash Contribution to the Company, the Company must transmit it to the Administrator by the opening of business on the next Business Day if such Optional Cash Contribution is received by noon or by noon of the next Business Day if such Optional Cash Contribution is received after noon.


                            ARTICLE VI
                   PARTICIPANTS AS SHAREHOLDERS

     Section 6.1. Shareholders. A Participant shall be recognized as a shareholder of Common Stock for purposes of admission to the Company's shareholder meetings, voting and disposing of the shares of Common Stock allocable to such Participant's Plan Account and the communications that the Company may from time to time send to its shareholders, provided (a) the Participant so recognized has not alienated the voting or dispositive authority over the shares of Common Stock allocable to such Participant's Plan Account, other than pursuant to a valid proxy solicitation, and (b) either the Company's stock records or the Plan records of the Administrator contain the name and address of such Participant.

     Section 6.2. Communications and Voting. The Company shall send or forward to each Participant Common Stock proxy solicitation materials and other general Company shareholder written communications, consent solicitation materials, or rights offering materials or notices. A Participant shall have the exclusive right to exercise all voting rights respecting such Participant's Plan Shares and may vote such Participant's Plan Shares in person or by proxy; provided, however, a Participant shall have no voting rights with respect to any fractional Plan Shares allocable to such Participant's Plan Account. Shares of Common Stock allocable to a Participant's Plan Account shall not be voted unless such Participant or such Participant's proxy votes them.

     Section 6.3. Solicitation. Solicitation of the exercise of Participants' voting rights by the management of the Company and other persons under a proxy or consent provision applicable to all beneficial holders of Common Stock shall be permitted. Solicitation of the exercise of Participant's tender offer or exchange offer rights by the management of the Company and other persons shall also be permitted. The Administrator shall notify Participants of each occasion for the exercise of their voting rights or rights with respect to a tender offer or exchange offer within a reasonable time before such rights must be exercised. Such notification shall include all information distributed by the Company to Record Security Holders regarding the exercise of such rights.


                           ARTICLE VII
                       PLAN ADMINISTRATION

     Section 7.1. Costs. Costs of mailings, materials, and other administration of the Plan shall be paid by the Company; provided, however, that brokerage commissions, applicable taxes, and direct Plan fees, charges, and expenses incurred in connection with Common Stock sales transactions under the Plan shall be borne by the Participants as specified in Section 4.1 and disclosed in the Prospectus.

     Section 7.2. Control of Transactions. With regard to Open Market purchases and sales of Common Stock, neither the Company nor the Administrator, unless it is serving as the Independent Agent, shall have any authority to direct the time or price at which Plan Shares may be purchased or sold, the amount of such shares to be included in a transaction, the markets on which such shares are to be purchased or sold, or the selection of the broker or dealer, other than the selection of the Independent Agent by the appropriate party, through or from whom transactions may be made, except that such transactions shall be made in accordance with the terms and conditions of the Plan. The Company may perform only purely clerical and ministerial functions in connection with Securities transactions under the Plan and the administration of the Plan. Purchases and sales of Common Stock on the Open Market pursuant to the Plan may be executed upon the terms and subject to the conditions respecting price and delivery as the Administrator, if it is an Independent Agent, or the Independent Agent determines to be appropriate.

     Section 7.3. Modification and Termination of the Plan by the Company. The Company may at any time and from time to time, at its sole option, modify, amend or terminate the Plan, in whole, in part or in respect of Participants in one or more jurisdictions; provided, however, no such amendment shall result in a distribution to the Company of any Plan Shares or cash credited to the Plan Account of any Participant. Upon complete termination of the Plan, the Plan Accounts of all Participants or, upon the partial termination of the Plan, the Plan Accounts of all affected Participants, shall be converted, respectively, to Record Accounts. The Administrator shall send by first class mail to the address of record of each affected Participant prior written notice of such Plan or Plan Account termination and of the conversion of Plan Accounts to Record Accounts. The fractional Plan Shares of each such Participant will be liquidated at a cash value in an amount equal to a proration of the Company Purchase Price as of the effective date of such termination, less applicable deductions and withholdings required by law. As soon as practicable, but no later than thirty days after such effective date of termination, the Administrator shall mail by first class mail to the address of record of each such Participant a check payable in an amount equal to the cash value of such Participant's fractional Plan Share.

     Section 7.4. Sale Upon Plan Termination or Plan Account Termination. In the event that a Participant notifies the Administrator of such Participant's desire to sell or transfer all or a portion of the Common Stock allocable to such Participant's Plan Account upon the Company's termination of the Plan or of such Participant's Plan Account, such sales or transfers shall be effected pursuant to the relevant provisions of Article IV.


                           ARTICLE VIII
    SELECTION AND ROLE OF ADMINISTRATOR AND INDEPENDENT AGENT

     Section   8.1.    Selection  of  an  Administrator.    The
Administrator shall be appointed by the Company, which appointment may be revoked by the Company at any time. The Administrator may resign at any time upon 120 days' notice to the Company. The Company shall make such arrangements regarding compensation of the Administrator and reimbursement of expenses as is deemed reasonable and appropriate.

     Section 8.2. Authority and Duties of Administrator. The Administrator shall have the authority and responsibility to control and to manage the aspects of the operation and administration of the Plan that are assigned herein as its responsibility and such other aspects of operation and administration of the Plan as may be determined by the Company from time to time. The Administrator shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out its responsibilities under the Plan. Notwithstanding any other provision of this Plan, the Administrator shall not be liable for its inability to buy or to sell Common Stock on behalf of the Plan as a result of the closing of one or more of the markets on which the Common Stock is traded.

     Section 8.3. Selection of Independent Agent. If the Administrator is not eligible under the provisions of this Plan to serve as the Independent Agent, the Administrator shall select the Independent Agent to serve in such capacity pursuant to the Plan. The Administrator shall make arrangements and enter into agreements with the Independent Agent in connection with the activities contemplated by the Plan.

     Section 8.4. Authority and Duties of Independent Agent. The Independent Agent shall have the authority and responsibility to control and to manage the aspects of the operation and administration of the Plan that are assigned herein as its responsibility and such other aspects of operation and administration of the Plan as may be determined by the Administrator from time to time. The Independent Agent shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out its responsibilities under the Plan.


                            ARTICLE IX
                     MISCELLANEOUS PROVISIONS

     Section   9.1.    Governing   Law.   This  Plan  shall  be
construed, regulated and administered under the laws of the State of Louisiana.

     Section   9.2.     Agreement   by   Participants.    Each
Participant, as a condition of participation herein, for himself, his heirs, devisees, legatees, executors, administrators, legal representatives and assigns, approves and agrees to be bound by the provisions of this Plan and any subsequent amendments hereto and all actions of the Company, the Administrator, and the Independent Agent hereunder.

     Section 9.3. Headings. The headings and subheadings in this Plan are inserted for convenience and reference only and are not to be used in construing the Plan or any provision thereof.

     Section 9.4. Absence of Guarantee. Neither the Company nor the Administrator guarantees the Plan or Plan Participants against loss or depreciation. Neither the Company nor the Administrator guarantees the payment or amount of any future Dividends or Interest on Securities. Unless otherwise provided by law, the Company, its directors, officers, employees, and agents, the Administrator, and the Independent Agent shall in no manner be liable to any Participant with respect to the price or performance of the Common Stock held for the Plan.

     Section 9.5. Liability. The Company, its directors, officers, employees, and agents, the Administrator, and the Independent Agent shall not be liable under the Plan for any act performed in good faith or for any good faith omission to act including, without limitation, any claims for liability (a) arising out of failure to terminate a Plan Account upon a Participant's death absent valid transfer instructions pertaining to the Common Stock allocable to the subject Plan Account and (b) the price at which Common Stock is purchased or sold for Plan Accounts and the time such purchases or sales are made.

     Section 9.6. No Assignment. A Participant who desires to assign or pledge Book Shares must first request certificates for such shares pursuant to Section 5.7 hereof.


                            ARTICLE X
                           DEFINITIONS

     For all purposes of this Plan, the following terms shall have the meanings indicated.

     Administrator: The term "Administrator" shall mean the bank, trust company or other entity appointed from time to time by the Company to act as the administrator of the Plan and as custodian for the Common Stock purchased for the Plan, the Plan Shares held for Participants, and all funds received for investment under the Plan. Until otherwise determined by the Company, the Administrator shall be First Chicago Trust Company of New York.

     Automatic Deduction  Form:   The term "Automatic Deduction
Form" shall mean the documentation that the Administrator shall require to be completed and received prior to taking electronic debits from a bank account.

     Automatic Deposit Form: The term "Automatic Deposit Form" shall mean the documentation that the Administrator shall require to be completed and received prior to making electronic credits to a bank account.

     Book Shares: The term "Book Shares" shall mean a Participant's proportionate interest in the shares of Common Stock held in nominee name by the Administrator for the Plan, as to which the Participant's ownership is evidenced solely by book entry in Plan records, and not by any certificate.

     Business Day: The term "Business Day" shall mean any weekday on which the Administrator conducts normal business operations, exclusive of federal banking holidays.

     Certificated Share: The term "Certificated Share" shall mean a share of Common Stock for which a valid certificate is outstanding.

     Company Purchase Price: The term "Company Purchase Price" shall mean with respect to a share of Common Stock the average of the high and low per share sales prices of Common Stock, as reported on The Nasdaq Stock Market for the date in question or, if there is no reported sale on such date, on the last preceding day on which any reported sale of Common Stock occurred. With respect to the Company Purchase Price, the date in question shall be the relevant Investment Date for Optional Cash Investments in Directly Issued Common Stock, the relevant dividend payment date for Dividend Reinvestments in Directly Issued Common Stock, and the relevant interest payment date for Interest Reinvestments in Directly Issued Common Stock.

     Directly Issued Common  Stock:  The  term "Directly Issued
Common Stock" shall mean shares of Common Stock sold directly by the Company under the Plan and shall exclude Common Stock purchased in the Open Market.

     Dividend: The term "Dividend" shall mean cash dividends paid on Securities.

     Dividend Reinvestment: The term "Dividend Reinvestment" shall mean the purchase of Common Stock with the Dividends on Participating Securities received by the Administrator for credit as Plan Shares.

     Exchange  Act:  The  term "Exchange Act"  shall  mean  the
Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

     Ex-Dividend Date: The term "Ex-Dividend Date" shall mean the date as of which The Nasdaq Stock Market lists the Common
Stock as being subject to transfer without dividend rights to the transferee.

     Independent Agent: The term "Independent Agent" shall mean an agent independent of the Company that satisfies applicable legal requirements, including without limitation the requirements of Regulation M and Rule 10b-18 promulgated under the Exchange Act, and who, in the absence of the eligibility of the Administrator to serve as such, has been selected by the Administrator pursuant to Section 8.3 hereof to serve as an independent agent for purposes of making Open Market purchases and sales of Common Stock for the Plan. Unless ineligible hereunder, the Administrator shall be the Independent Agent.

     Ineligible Funds: The term "Ineligible Funds" shall mean, as of any date with respect to any Optional Cash Contributions, Dividends, and Interest received or held by the Administrator from or on behalf of any Participant, any portion of such funds that the Administrator is required to return to such Participant pursuant to Section 5.5 or Section 5.6 hereof as of such date.

     Interest: The term "Interest" shall mean interest payments made on Securities.

     Interest Reinvestment: The term "Interest Reinvestment" shall mean the purchase of Common Stock with the Interest on Participating Securities received by the Administrator for credit as Plan Shares.

     Investment Date: The term "Investment Date" shall mean the date in each calendar week selected by the Administrator or by the Independent Agent as of which shares of Common Stock are purchased or begun to be purchased for the Plan with Optional Cash Contributions, either in the Open Market or as Directly Issued Common Stock.

     Market Purchase Price: The term "Market Purchase Price" shall mean with respect to a share of Common Stock purchased on the Open Market in connection with an Investment Date, a dividend payment date with respect to a Security, or an interest payment date with respect to a security, the weighted average price per share of all shares of Common Stock purchased on the Open Market under the Plan in connection with such Investment Date, dividend payment date, or interest payment date, respectively, without deduction for charges, expenses, fees, and commissions directly incurred in connection with such purchases.

     Market Sale Price: The term "Market Sale Price" shall mean with respect to a share of Common Stock sold in the Open Market on a particular date the weighted average price per share of all shares of Common Stock sold in the Open Market under the Plan on such date after deduction for the Administrator's processing fee, which will initially be $15, for each transaction request by a Participant and the weighted average per share amount of brokerage commissions and any other costs directly incurred in connection with such sales.

     Open Market: The term "Open Market" shall mean any securities exchange on which the Common Stock is traded, the over-the-counter market, or negotiated transactions, excluding transactions with the Company or its affiliates.

     Optional  Cash   Investment:   The   term  "Optional  Cash
Investment" shall mean the voluntary purchase by a Participant of shares of Common Stock under the Plan with Optional Cash
Contributions.

     Participant: The term "Participant" shall mean (a) any person who has met the requirements of Section 2.1 regarding enrollment and investment and has not revoked such elections, and (b) any Person participating in the Predecessor Plan as of the date that the Plan first becomes effective, unless such Person has timely delivered the notification referred to in
Section 2.1(b) hereof.

     Participating Securities: The Securities of a Participant, whether held in a Record Account or a Plan Account, the Dividends or Interest payable in respect of which have been designated by such Participant on an enrollment form to be reinvested under the Plan or the Predecessor Plan. All Book Shares of a Participant shall be Participating Securities.

     Person: The term "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, estate or unincorporated organization.

     Plan Account: The term "Plan Account" shall mean, as to any Participant, the account maintained by the Administrator recording such Participant's Plan Shares and any cash held by the Administrator pending investment or return to such Participant.

     Plan Shares: The term "Plan Shares" shall mean, as to any Participant, (a) the Certificated Shares held in such Participant's name on the stock records of the Company and credited to such Participant's Plan Account as Participating Securities and (b) the Book Shares held in such Participant's Plan Account.

     Predecessor Plan: The term "Predecessor Plan" shall mean the Dividend and Interest Reinvestment and Stock Purchase Plan adopted by the Company in 1987.

     Prospectus:   The   term   "Prospectus"   shall  mean  the
prospectus for the offering of shares of Common Stock under the Plan filed by the Company under the Securities Act of 1933, as it may be amended from time to time.

     Record Account: The term "Record Account" shall  mean  any
Security Holder account on the Company's securities records reflecting Securities ownership, excluding all Plan Accounts.

     Record Date: The term "Record Date" shall mean the date established by the Company's Board of Directors to determine
Record Security Holders and Plan Participants for the purpose designated by the Board of Directors at the time.

     Record Securities: The term "Record Securities" shall mean all Securities credited to a Record Account.

     Record Security Holder: The term "Record Security Holder" shall mean the Person whose name and taxpayer identification or social security number, where applicable, are recorded in a Record Account.

     Reinvestment Fund: The term "Reinvestment Fund" shall mean the total amount of Dividends or Interest allocable to Participating Securities for a given dividend payment date or interest payment date, respectively, less applicable withholdings and deductions required by law, and paid by the Company to the Administrator with respect to such Participating Securities.

     Street Name Beneficial Owner: The term "Street Name Beneficial Owner" shall mean any Person other than a Participant who has voting or dispositive authority over Securities registered on the Company's securities records, not in such Person's name, but in the name of a third party bank, broker, nominee, or trustee.

     Transaction Request: The term "Transaction Request" shall mean the instructions and documentation that the Administrator shall require to be completed and received prior to a Participant's sale, gift, or transfer of Plan Shares, the provision of certificates, or withdrawal from Plan participation. The term shall include electronic and voice transaction requests acceptable to the Administrator wherein the Participant supplies the Administrator with such Participant's Plan account number and personal identification number.